Exhibit 99.1

Contact:

Media Relations:	Press Release

Teruca Rullán

917-679-3596

787-281-5170

Investor Relations

Brett Scheiner

212-417-6721

Popular, Inc. Declares a Cash Dividend of $0.25 per Common Share

San Juan, Puerto Rico – May 8, 2018 – Popular, Inc. (NASDAQ: BPOP) announced today that its Board of Directors has approved a quarterly cash dividend of $0.25 per share on its outstanding common stock. The dividend will be payable on July 2, 2018 to shareholders of record at the close of business on May 29, 2018.

About Popular, Inc.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. In Puerto Rico and the U.S. Virgin Islands, Popular provides retail, mortgage and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico, as well as auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

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